Date of 2019 Annual Meeting of Stockholders

Announced by Reading International

Culver City, California - (BUSINESS WIRE) –  March 21, 2019  – Reading International, Inc. (NASDAQ: RDI) announced today that its 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting") is scheduled to be held at 11:00 a.m. local time, on May 7, 2019 at its Corporate Headquarters located at 5995 Sepulveda Blvd., Suite 200, Culver City, California 90230.  The Company currently intends to commence mailing the notice of the 2019 Annual Meeting and definitive Proxy Statement on or about the close of business April 16, 2019 to stockholders of record on April 12, 2019.  In addition, once filed the definitive Proxy Statement will be available for viewing on the Company website, https://investor.readingrdi.com.

Because the scheduled date of the 2019 Annual Meeting represents a change of more than 30 days from the anniversary of the Company's 2018 Annual Meeting of Stockholders, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to the provisions of the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) for inclusion in the Company's proxy materials for the 2019 Annual Meeting.  To be considered for inclusion, such stockholder proposals must be received in writing by the Company at our corporate headquarters at 5995 Sepulveda Blvd, Suite 300, Culver City, CA 90230, Attn: S. Craig Tompkins, Esq., Annual Meeting Secretary, before the close of business on April 5, 2019.

About Reading International, Inc.

Reading International Inc. (NASDAQ: RDI) is a leading entertainment and real estate company, engaging in the development, ownership and operation of multiplex cinemas and retail and commercial real estate in the United States, Australia and New Zealand.

The family of Reading brands includes cinema brands Reading Cinemas, Angelika Film Centers, Consolidated Theatres, and City Cinemas; live theaters operated by Liberty Theatres in the United States; and signature property developments, including Newmarket Village, Auburn Red Yard and Cannon Park in Australia, Courtenay Central in New Zealand and 44 Union Square in New York City.

Additional information about Reading can be obtained from the Company's website: http://www.readingrdi.com.

Contacts:

Reading International, Inc.

Andrzej Matyczynski, Executive Vice President for Global Operations

Gilbert Avanes, Interim Chief Financial Officer

213-235-2240

Joele Frank, Wilkinson Brimmer Katcher

Kelly Sullivan or Matthew Gross

212-355-4449